Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF OUTBRAIN INC.

As Amended February 3, 2025

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.        Place of Meetings. All meetings of the stockholders shall be held at such place within or outside the State of Delaware as may be fixed from time to time by the Board of Directors or the chief executive officer, or if not so designated, at the registered office of the corporation or may instead be held in whole or in part by means of remote communication in accordance with Section 211(a) of the Delaware General Corporation Law (“DGCL”).

Section 2.       Annual Meeting. An annual meeting of stockholders shall be held at such date, time and place as designated by the Board of Directors or the chief executive officer and stated in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting previously scheduled. At the annual meeting the stockholders shall elect by a plurality vote those directors to hold office based on the number of directors in the class whose terms are expiring and do so for a term of three (3) years until the annual meeting of stockholders coinciding with the end of such term.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business  must be (i) specified in a written notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the chief executive officer or secretary of the corporation, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such business must constitute a proper matter for stockholder action, and the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation, not less than ninety (90) calendar days nor more than one-hundred and twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, or in the event no annual meeting was held in the previous year, notice by the stockholder to be timely must be so delivered or received not earlier than the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment, recess, rescheduling or postponement of an annual meeting commence a new notice time period (or extend any notice time period). A stockholder’s notice to the secretary of the corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including, without limitation, the complete text of any resolutions proposed for consideration or any amendment to any corporation document intended to be presented at the annual meeting) and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, as they appear on the records of the corporation’s books, (iii) the class or series and number of shares of the corporation owned, directly or indirectly, beneficially and of record by the stockholder and any beneficial owner on whose behalf the business is proposed, and any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, convertible security, stock appreciation right or similar right, contract or agreement the value of or return on which is based on or linked to the value of or return of any of the corporation’s securities, (iv) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such stockholder or any of its affiliates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such stockholder or any of its affiliates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates with respect to the shares of the corporation, (v) any material interest of the stockholder or any of its affiliates in such business and any anticipated benefit therefrom to such stockholder, any beneficial owner on whose behalf such business is proposed, and any of their respective affiliates or associates or other parties with whom they are acting in concert, and (vi) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting and such stockholder’s proposal has been included in a proxy statement that has been prepared by management of the corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and provided, further, that the foregoing shall not imply any obligation beyond that required by applicable law to include a stockholder’s proposal in a proxy statement prepared by management of the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.

The chairperson of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (vi) of the third preceding sentence.

The stockholder providing notice pursuant to this Section 2 shall update and supplement its notice to the corporation, if necessary, which update and supplement shall be in writing, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 2 shall be true and correct (i) as of the record date for stockholders entitled to vote at the meeting, which update and supplement must be received by the Secretary not later than 5 business days after the record date for stockholders entitled to vote at the meeting, and (ii) as of the day that is 10 business days prior to the meeting or any adjournment thereof, which update and supplement must be received by the Secretary not later than 8 business days prior to the date of the meeting or any adjournment thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, to extend any applicable deadlines hereunder or to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.  In no event shall the adjournment, recess, rescheduling or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

Section 3.        Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s certificate of incorporation, may be called only by the chief executive officer (or co-chief executive officer), the chairperson of the board, the lead independent director, if any, the president or a majority of the total authorized number of directors. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting previously scheduled.

Section 4.       Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, means of remote communication (if any), date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting. Without limiting the manner by which notices of meetings otherwise may be given to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL and as that statute may be amended. Notice of any meeting need not be given to any stockholder who, either before or after the meeting, shall submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5.        Voting List. The corporation shall prepare, no later than the tenth calendar day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 calendar days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth calendar day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 calendar days ending on the calendar day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 6.         Quorum. The holders of at least one third (1/3) of the shares entitled to be cast on any matter by a voting group shall constitute a quorum of that voting group at all meetings of stockholders for transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws. A quorum, once established, shall not be broken by subsequent withdrawal of enough votes to leave less than a quorum.

Section 7.       Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and/or any other place at which a meeting of stockholders may be held under these bylaws by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, whether or not a quorum is present, or by the chairperson of the meeting. In the event a meeting is adjourned (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the  meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.        Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the corporation’s certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.         Voting and Proxies. Unless otherwise provided in the corporation’s certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for such stockholder by proxy; provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing, cabling or other means of electronically transmitted written copy) and signed and dated by the stockholder personally or by the stockholder’s duly authorized attorney in fact. No such proxy shall be voted or acted upon after three (3) years from its effective date, unless the proxy expressly provides for a longer period.

Section 10.     Action by Consent. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Corporation by written consent in lieu of a meeting.

Section 11.       Conduct of Meetings. The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate, including such rules, regulations and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (ii) rules and procedures for maintaining order and safety at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of the meeting shall have the power, right and authority to convene, recess, postpone or adjourn any meeting of stockholders.

Section 12.     Definitions.  For purposes of these bylaws, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto. The terms “affiliate” and “associate” shall each have the meaning attributed to such term in Rule 12b-2 under the Exchange Act.

ARTICLE II

DIRECTORS

Section 1.         Number, Election, Tenure and Qualification. The number of directors which shall constitute the whole board shall not be less than five (5) nor more than eleven (11). Within and according to such limit, the actual number of directors shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation, disqualification, or removal. Directors need not be stockholders. Directors shall serve according to a set of staggered terms such that in any given year there is no more than twenty-five percent (25%) turnover of the Board.

Section 2.         Enlargement. The number of the Board of Directors may be increased at any time as provided in Article II, Section 1 above.

Section 3.         Nominations.

(a) Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for election to the Board of Directors of the corporation at a meeting of stockholders may be made by the Board of Directors, or by any stockholder of the corporation pursuant to this Section 3 who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3 and who is entitled to vote for the election of directors at such meeting. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is delivered or mailed by first class United States mail or a nationally recognized courier service, postage prepaid, to the secretary or assistant secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation by such officer (i) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred-twenty (120) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, or in the event no annual meeting was held in the previous year, notice by the stockholder to be timely must be so delivered and received not earlier than the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Such notice shall set forth: (i) the name and address, as they appear on the corporation’s books, of the stockholder who intends to make the nomination and the name, age, business address and, residence address of each nominee proposed in such notice, (ii) the class or series and number of shares of the corporation owned, directly or indirectly, beneficially and of record by the stockholder, any beneficial owner on whose behalf the nomination is made and each proposed nominee, and in each case, any of their respective affiliates or associates or other parties with whom they are acting in concert, as well as any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, convertible security, stock appreciation right or similar right, contract or agreement the value of or return on which is based on or linked to the value of or return of any of the corporation’s securities, (iii) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such stockholder or any of its affiliates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such stockholder or any of its affiliates or to increase or decrease the voting power or pecuniary or economic interest of such stockholder or any of its affiliates with respect to the shares of the corporation, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (v) a description of all arrangements or understandings (whether written or oral) between the stockholder and any of its affiliates, on the one hand, and each nominee and any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination or nominations are to be made by the stockholder, including any material interest of such stockholder or any of its affiliates in any nomination and any anticipated benefit therefrom to such stockholder, any beneficial owner on whose behalf the nomination is made, and any of their respective affiliates or associates or other parties with whom they are acting in concert, (vi) a complete biography and statement of such nominee’s qualifications, including the principal occupation or employment of such nominee (at present and for the past five years) and such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board, (vii) the executed written consent of each nominee to be named in the corporation’s proxy statement as a nominee and to serve as a director of the Corporation if so elected, and (viii) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect . In addition, the corporation may require any proposed nominee to (x) submit a written questionnaire (in the form provided by the Secretary) with respect to the background and qualifications of such nominee and any other information as may be reasonably required by the Board of Directors to assess the nominee and determine whether such proposed nominee qualifies as an independent director and meets other governance requirements and the background of any other person or entity on whose behalf the nomination is being made and (y) submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make themselves available for any such interviews with no less than ten (10) business days following the date of such request.

The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representations required by this Section 3. If such stockholder does not appear or send a qualified representative to present such proposal at such meeting, the corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors of the corporation.

(b)  In addition, a stockholder who has delivered a notice of nomination pursuant to this Section 3 and Rule 14a-19 under the Exchange Act shall promptly certify to the Secretary, and notify the Secretary in writing, that such stockholder has met the requirements of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3) which provides that “No person may solicit proxies in support of director nominees other than the registrant’s nominees unless such person...Solicits the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and includes a statement to that effect in the proxy statement or form of proxy.”) and upon request of the corporation, shall, not later than 5 business days prior to the date of the applicable meeting of stockholders, deliver to the corporation reasonable evidence of such compliance.

(c)  The stockholder providing such notice and the proposed nominee for election as a director, shall update and supplement its notice to the corporation, if necessary, which update and supplement shall be in writing, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 3 shall be true and correct (i) as of the record date for stockholders entitled to vote at the meeting, which update and supplement must be received by the Secretary not later than 5 business days after the record date for stockholders entitled to vote at the meeting, and (ii) as of the day that is ten (10) business days prior to the meeting or any adjournment thereof, which update and supplement must be received by the Secretary not later than eight (8) business days prior to the date of the meeting or any adjournment thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, to extend any applicable deadlines hereunder or to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(d)  Notwithstanding anything in this Section 3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the corporation at least ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Section 4.        Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until their successors are duly elected and shall qualify or until the director’s earlier death, resignation, disqualification, or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancy is filled.

Section 5.         Resignation. Any director may resign at any time for any reason upon giving written or electronic notice to the corporation at its principal place of business or to the chief executive officer or the secretary of the corporation. Such resignation shall be effective upon receipt of such notice by any of the foregoing unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event.

Section 6.        General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done solely by the stockholders.

Section 7.        Chairperson of the Board. If the Board of Directors appoints a chairperson of the board, such chairperson, when present, shall preside at all meetings of the stockholders and the Board of Directors. The chairperson shall perform such duties and possess such powers as are customarily vested in the office of the chairperson of the board or as may be vested in the chairperson by the Board of Directors.

Section 8.       Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 9.       Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board; provided that any director who is absent when such a determination is made shall be given prompt written notice of such determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders. Notwithstanding the foregoing, the board shall meet at a minimum frequency of quarterly.

Section 10.       Special Meetings. Special meetings of the board may be called by the chief executive officer, secretary of the corporation, or on the written request of three (3) or more directors, or by one (1) director in the event that there is only one (1) director in office. Four (4) hours’ notice to each director, either personally or by e-mail or other electronic transmission, commercial delivery service or similar means sent to such director’s business or home address, or three (3) calendar days’ notice by written notice deposited in the mail or delivered by anationally recognized courier service, shall be given to each director by the secretary of the corporation or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

Section 11.     Quorum, Action at Meeting, Adjournments. At all meetings of the Board of Directors, one third (1/3) of the number of directors on the Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be provided otherwise specifically by law or by the corporation’s certificate of incorporation. For purposes of this Section 11, the term “entire board” shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if less than all the number so fixed of directors were elected, the “entire board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12.    Action by Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the board or committee.

Section 13.      Meetings by Means of Remote Communication. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of any committee, as the case may be, by means of remote communication by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. The Board of Directors, in its sole discretion, may determine that a meeting shall be held in whole or in part by means of remote communication.

Section 14.    Committees. The Board of Directors, by resolution passed by a majority of the whole board, may designate one or more committees of the board, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation but no such committee shall have the power or authority in reference to amending the certificate of incorporation of the corporation or these bylaws, adopting an agreement of merger, acquisition or consolidation of the corporation in its entirety, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; and, unless the resolution designating such committee or the corporation’s certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or warrants. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business in compliance with applicable laws and these bylaws and the corporation’s certificate of incorporation, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board of Directors.

Section 15.      Compensation. Unless otherwise restricted by the certificate of incorporation of this corporation or these bylaws, the Board of Directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. Payment may be by cash or by stock or stock option or warrant, or any combination thereof, as determined by the Board of Directors otherwise in accordance with these bylaws. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board of Directors may also allow compensation for members of special or standing committees for service on such committees.

ARTICLE III

OFFICERS

Section 1.         Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, a secretary and such other officers with such titles, terms of office and duties as the Board of Directors may from time to time determine, including one or more vice-presidents, and one or more assistant secretaries. If authorized by resolution of the Board of Directors, the chief executive officer may be empowered to appoint from time to time assistant secretaries. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.      Election. The Board of Directors shall choose a president and a secretary. Other officers may be appointed by the Board of Directors at such meeting, at any other meeting, or by written consent.

Section 3.        Tenure. The officers of the corporation shall hold office until their successors are chosen and qualify, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors or by the chief executive officer may be removed at any time by the affirmative vote of a majority of the Board of Directors or a committee of the board duly authorized to do so, except that any officer appointed by the chief executive officer also may be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors, at its discretion. Any officer may resign by delivering such officer’s written or electronic resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 4.       President. The president shall be the chief executive officer unless the Board of Directors otherwise provides. The president, unless the Board of Directors provides otherwise in a specific instance or generally, shall (i) preside at all meetings of the stockholders and the Board of Directors, (ii) conduct general and active management of the business of the corporation, and (iii) be responsible that all orders and resolutions of the Board of Directors are implemented. The president further shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 5.         Vice-Presidents. In the absence of the president or in the event of the president’s inability or refusal to act, the vice-president, or if there be more than one vice- president, the vice-presidents in the order designated by the Board of Directors or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors or the chief executive officer may from time to time prescribe.

Section 6.         Secretary. The secretary shall have such powers and perform such duties as are incident to the office of secretary. The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be from time to time prescribed by the Board of Directors or chief executive officer, under whose supervision the secretary shall be.

Section 7.        Chief Financial Officer. The chief financial officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors or the chief executive officer.

Section 8.       Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer the power to choose such other officers and to prescribe their respective duties and powers.

Section 9.        Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV

NOTICES

Section 1.         Delivery. Whenever, under the provisions of law, or of the certificate of incorporation or these bylaws, written notice is required to be given by the corporation to any director, officer or stockholder, such notice may be given by mail, addressed to such director, officer or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited by the corporation in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by e-mail or electronic transmission, commercial delivery services or similar means, addressed to such director, officer or stockholder at such person’s e-mail or address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered by the corporation. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it actually is given.

Section 2.       Waiver of Notice. Whenever any notice is required to be given by the corporation under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed and dated by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
INDEMNIFICATION

Section 1.          Actions Other than by or in the Right of the Corporation.
Subject to Section 4 of this Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.       Actions by or in the Right of the Corporation. Subject to Section 4 of this Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by or in the right of the corporation to procure a judgment or legally binding decision in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence, fraud or misconduct in the performance of such person’s duty or obligations to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.       Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article V has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against their expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.         Specific Authorization. Any indemnification under Section 1 or 2 of this Article V (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because such person has met the applicable standards of conduct set forth in said Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the stockholders of the corporation.

Section 5.     Advance Payment. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding for which indemnification is appropriate under these bylaws may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided for in Section 4 of this Article V upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount unless it ultimately is determined that such person is entitled to indemnification by the corporation as authorized in this Article V.

Section 6.        Non-Exclusivity. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.       Insurance. The Board of Directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance of any type and amount on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article V or applicable law.

Section 8.         Severability. If any word, clause or provision of this Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not be affected otherwise thereby but shall remain in full force and effect.

Section 9.        Intent of Article. The intent of this Article V is to provide for indemnification to the fullest extent permitted by Section 145 of the DGCL or any other applicable law. To the extent that such section or any successor section, or other applicable law, may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by the law.

ARTICLE VI
CAPITAL STOCK

Section 1.       Certificates of Stock. The shares of stock of the corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificate, or a combination of both. To the extent that shares of stock are represented by certificates, such certificates whenever authorized by the Board of Directors shall be in such form as shall be approved by the Board. The certificates representing shares of stock shall be signed by, or in the name of the corporation by, the chairperson or vice-chairperson of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such stockholder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2.        Lost Certificates. The Board of Directors may direct a new stock certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed stock certificate or certificates, or such owner’s legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 3.       Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares accompanied by proper evidence of succession, assignment, or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 4.       Record Date for Action at a Meeting or for Other Purposes. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose within this Section 4 of Article VI shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

Section 5.        Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and any other rights related to ownership of these shares, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CERTAIN TRANSACTIONS

Section 1.        Transactions with Interested Parties. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers also are directors or have a financial interest, shall be void or voidable solely for these reasons, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the vote or votes of such director or officer are counted for such purpose, if:

(a)        the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee of the board, and the board or committee in good faith authorizes the contract or transaction by written consent or the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)      the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction specifically is approved in good faith by written consent or a majority vote of a quorum of the stockholders; or

(c)        the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.         Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.        Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting of the board or stockholders, or by written consent, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the certificate of incorporation.

Section 2.   Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and, separately, may abolish any such reserve.

Section 3.        Checks. All checks or demands for money and notes of the corporation shall be signed either by the corporation’s chief financial officer, chief accounting officer, or such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate in writing.

Section 4.        Fiscal Year. The fiscal year of the corporation shall be fixed as the calendar year, ending on December 31, subject to change at the discretion of the board.

Section 5.        Seal. The Board of Directors, by resolution, may adopt a corporate seal but is not required to do so. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board of Directors.

ARTICLE IX

AMENDMENTS

The Board of Directors is expressly empowered to adopt, amend or repeal these bylaws, provided, however, that any adoption, amendment or repeal of these bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders also shall have power to adopt, amend or repeal these bylaws, provided, however, that the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or, if the Board of Directors recommends that the stockholders approve the amendment, then the affirmative vote of the majority of the outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these bylaws.